UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : October 5, 2007

ARCHSTONE-SMITH TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-11706	84-1592064
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

9200 E. Panorama Circle, Suite 400, Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

(303) 708-5959

(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant

On October 5, 2007, Archstone-Smith Trust (the “Company” or “Archstone-Smith”) completed its merger with and into Tishman Speyer Archstone-Smith Multifamily Series I Trust, an assignee of River Acquisition (MD), LP (the “Merger”), and certain other transactions contemplated by that certain Agreement and Plan of Merger, dated as of May 28, 2007, as amended by Amendment No. 1 thereto, dated as of August 5, 2007, by and among Archstone-Smith, Archstone-Smith Operating Trust, River Holding, LP, River Acquisition (MD), LP and River Trust Acquisition (MD), LLC (as amended, the “Merger Agreement”). And in a separate transaction, on October 4, 2007, Archstone-Smith Operating Trust completed its merger with River Trust Acquisition (MD), LLC (the “Operating Trust Merger” and, together with the Merger, the “Mergers”) and certain other transactions contemplated by the Merger Agreement. Tishman Speyer Archstone-Smith Multifamily Series I Trust, River Holding, LP, River Acquisition (MD), LP and River Trust Acquisition (MD), LLC are jointly controlled by affiliates of Tishman Speyer Real Estate Venture VII, L.P. and Lehman Brothers Holdings Inc.

Under the terms of the Merger Agreement, in connection with the Merger, each of Archstone-Smith’s common shares issued and outstanding immediately prior to the effective time of the Merger (other than shares held by Archstone-Smith, Archstone-Smith’s subsidiaries, River Acquisition (MD), LP or Tishman Speyer Archstone-Smith Multifamily Series I Trust, as assignee of River Acquisition (MD), LP) were converted into, and canceled in exchange for, the right to receive an amount in cash of $60.75 per common share, without interest and less applicable withholding taxes.

Under the terms of the Merger Agreement, in connection with the Operating Trust Merger, holders of the Archstone-Smith Operating Trust’s Class A-1 common units will receive one newly issued Series O Preferred Unit of the Archstone-Smith Operating Trust or, if they have timely and validly elected, a cash payment equal to $60.75, without interest and less applicable withholding taxes, for each Class A-1 common unit that they owned, or a combination of Series O Preferred Units and the cash consideration.

A copy of the press release issued by Archstone-Smith relating to the closing of the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 4, 2007, the Board of Trustees (the “Board”) of Archstone-Smith awarded a fee of $125,000 in cash to Mr. John C. Schweitzer, the lead independent trustee of the Board, for his services in such capacity in connection with the Mergers. The fee is payable immediately after the consummation of the Mergers. Such fee is in addition to amounts paid or payable to Mr. Schweitzer for annual board and committee membership and meeting attendance fees and the reimbursement of reasonable out-of-pocket expenses incurred by him in connection with the discharge of his responsibilities as the lead trustee and as a member of the Board and its committees.

Item 9.01                     Financial Statements and Exhibits

(d)    Exhibits

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TISHMAN SPEYER ARCHSTONE-SMITH MULTIFAMILY SERIES I TRUST (as the surviving trust of its merger with Archstone-Smith Trust)

Date: October 5, 2007	By:	/s/ Thomas S. Reif
	Name:	Thomas S. Reif
	Title:	Group Vice President and Associate General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 5, 2007 issued by Archstone-Smith Trust.